A483656
                                                    ENDORSED--FILED
                                         In the office of the Secretary of State
                                              of the State of California
                                                     NOV 08 1996
                                            BILL JONES, Secretary of State

                            CERTIFICATE OF AMENDMENT
               TO ARTICLES OF INCORPORATION OF ZAP POWER SYSTEMS


     JAMES McGREEN and GARY STARR certify that:

     1. They are the Chief Executive and Chief Financial Officers of ZAP POWER SYSTEMS, a California corporation.

     2. The Board of Directors of ZAP POWER SYSTEMS has approved the following amendment to Article FOUR of the Articles of Incorporation of the corporation:

ARTICLE FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is 10,000,000 (ten million) shares.

     3. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 712,790 shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was 712,790. The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of the majority, that is, more than 50 percent of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 581,830 shares, or slightly more than 81% percent of the outstanding voting shares.

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of their own knowledge and that this declaration was executed on:


Date:  10/10/96                                   /s/ James McGreen
                                                 -------------------------------
                                                  James McGreen, Director/Chief
                                                  Executive Officer

Date:  10/10/96                                   /s/ Gary Starr
                                                 -------------------------------
                                                  Gary Starr, Director/Chief
                                                  Financial Officer

Date:  10/10/96                                   /s/ Nancy Cadigan
                                                 -------------------------------
                                                  Nancy Cadigan, Director

Date:                                             /s/ Lee Sannella
                                                 -------------------------------
                                                  Lee Sannella, Director

Date:  10/10/96                                   /s/ Jessalyn Nash
                                                 -------------------------------
                                                  Jessalyn Nash, Director